FOR IMMEDIATE RELEASE

CONAGRA FOODS TO DIVEST UNITED AGRI PRODUCTS
Accomplishes Strategic Focus on Branded and Value-Added Food Business

OMAHA, Neb., October 30, 2003 -- Today ConAgra Foods, Inc. (NYSE: CAG), one of America's leading packaged food companies, announced that it has reached an agreement to sell United Agri Products (UAP), its U.S. and Canadian crop inputs business. Apollo Management, L.P. will purchase the business in a transaction expected to close before December 31, 2003. This divestiture by ConAgra Foods, the sixth since September 2002 of primarily commodity businesses, underscores a strategic shift in the company's mix of businesses and brands, which is part of a planned program to build its branded and value-added food business.

Since September 2002 major divestitures completed or announced by ConAgra Foods include its fresh beef and pork businesses, its poultry business, canned seafood, cheese processing and now UAP. This repositions ConAgra Foods, a major supplier to both foodservice and retail customers, as a focused packaged foods business - with leading brands like Banquet, Butterball, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt's, Knott's Berry Farm, PAM, Parkay, Reddi-wip, Orville Redenbacher's, Slim Jim and Swiss Miss.

Bruce Rohde, ConAgra Foods chairman and chief executive officer, commented, "This divestiture brings us closer to achieving our ultimate aim of becoming America's Favorite Food Company by providing consumers with quality favorites and customers with superior service. It also focuses our resources on businesses which have higher margin opportunities."

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Terms of the Agreement

o The sale price is expected to be approximately $600 million; ConAgra Foods will receive approximately $540 million in cash and the remainder in preferred securities.

o As a result of the transaction, ConAgra Foods will take an approximate $25 million charge or $0.04 per diluted share to the fiscal second quarter.

o Apollo Management, L.P. is purchasing all of UAP's U.S. and Canadian businesses, which accounts for approximately $2.55 billion of UAP's $2.8 billion in total annualized sales.

ConAgra Foods noted that the pending divestiture of UAP does not alter its EPS expectations for Fiscal 2004. Additional details regarding this announcement are posted in a question-and-answer document located on the company's Web site, www.conagrafoods.com, in the Investors section.

ConAgra Foods, Inc. (NYSE: CAG) is one of North America's largest packaged food companies, serving consumer grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include: ACT II, Armour, Banquet, Blue Bonnet, Butterball, Chef Boyardee, Cook's, Eckrich, Gulden's, Healthy Choice, Hebrew National, Hunt's, Kid Cuisine, Knott's Berry Farm, La Choy, Louis Kemp, Marie Callender's, Orville Redenbacher's, Parkay, Reddi-wip, Slim Jim, PAM, Pemmican, Peter Pan, Snack Pack, Swiss Miss, Van Camp's, Wesson, and many others. For more information, please visit us at www.conagrafoods.com.

Note on Forward-Looking Statements:
This news release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Future economic circumstances, industry conditions, company performance and financial results, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, access to capital, actions of governments and regulatory factors affecting the company's businesses and other risks described in the company's reports filed with the Securities and Exchange Commission are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. The company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.